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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 1998


                             UNITED NATIONAL BANCORP
                             -----------------------
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

         000-16931                                   22-2894827
------------------------                  ---------------------------------
(Commission File Number)                  (IRS Employer Identification No.)

             1130 Route 22 East, Bridgewater, New Jersey 08807-0010
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                    (Address of principal executive offices)

                                 (908) 429-2200
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              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

         On June 25, 1998, United National Bancorp ("United") and State Bank of South Orange ("State Bank") issued a press release jointly announcing that they have entered into a definitive agreement in which United will acquire State Bank in a tax-free exchange of stock. State Bank is a $75 million asset, single-office bank headquartered in South Orange, New Jersey. The transaction will be accounted for as a pooling of interests. The press release and the Merger Agreement are annexed as Exhibits to this Form 8-K.

         As of June 25, 1998, State Bank had 639,575 shares of common stock outstanding. Pursuant to the Merger Agreement, each share of State Bank common stock will be exchanged for 1.245 shares of United National.

         In connection with the Merger Agreement, State Bank granted United an option to purchase up to 127,275 shares of State Bank's common stock.

         The announced merger is subject to necessary bank regulatory approvals, the approval of State Bank shareholders and other customary conditions.

                  The description of the Merger Agreement and the terms of the merger contained in this Form 8-K are qualified in their entirety by reference to the Merger Agreement.

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Item 7.   Exhibits.


     99(a)     Press Release dated June 25, 1998

     99(b) Agreement and Plan of Merger dated June 25, 1998 by and between United National Bancorp and State Bank of South Orange

     99(c) Stock Option Agreement dated June 25, 1998 by and between United National Bancorp and State Bank of South Orange

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   UNITED NATIONAL BANCORP



Dated: June 29, 1998              By:  THOMAS C. GREGOR
                                       -----------------------------------------
                                       Thomas C. Gregor
                                       Chairman, President and
                                          Chief Executive Officer

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                                INDEX TO EXHIBITS


Exhibit No.    Description
-----------    -----------

   99(a)       Press Release dated June 25, 1998

   99(b) Agreement and Plan of Merger dated June 25, 1998 by and between United National Bancorp and State Bank of South Orange

   99(c) Stock Option Agreement dated June 25, 1998 by and between United National Bancorp and State Bank of South Orange